SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                ------------------------------------------------
                                December 24, 2002

                    ASSOCIATED AUTOMOTIVE GROUP INCORPORATED
                    ----------------------------------------
             (Exact name of registrant as specified in its charter)



           Florida                      0-24681               65-0816177
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(State or other jurisdiction       (Commission File         (IRS Employer
      or incorporation)                 Number)          Identification No.)



              980 North Federal Highway, Boca Raton, Florida 33432
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          (Address of principal executive offices, including zip code)


        Registrant's telephone number, including area code (561) 391-7172
                                                           --------------


             2600 South Federal Highway, Delray Beach, Florida 33483
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         (Former name or former address, if changed since last report)


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ITEM 2.  Acquisition or Disposition of Assets.
         ------------------------------------

         Effective December 24, 2002, pursuant to a Stock Purchase Agreement dated December 19, 2002, the Company disposed of its wholly-owned subsidiary, C&K Auto Imports, Inc ("C&K"). The Company sold C&K to Doron Sauer, its former director, in consideration of $250,000 and 750,000 shares of the Company's common stock held by Mr. Sauer. The shares of common stock repurchased by the Company were retired and returned to the Company's treasury.

         C&K's assets included a high-line automobile dealership in Hasbrook Heights, New Jersey and a high-line automobile wholesale operation and service facility located in Leonia, New Jersey.

         A determination to sell C&K was made by the Company's Board of Directors based upon various factors including: (i) the Company's desire to centralize its highline operations in South Florida and (ii) to seek diversified business opportunities such as new car dealerships.

         The summary of the Stock Purchase Agreement is qualified by reference to the complete text of the agreement, which it filed in its entirety as an exhibit to this Current Report.

ITEM 7.  Financial Statements, Pro Forma Information and Exhibits.
         --------------------------------------------------------

a.       Financial Statements

         None.

b.       Pro Forma Financial Information

         None.

c.       Exhibits

         2.1 Stock Purchase Agreement dated December 19, 2002 by and between Associated Automotive Group Incorporated and Doron Sauer.

























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
                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ASSOCIATED AUTOMOTIVE GROUP INCORPORATED

                                      /S/DAVID JACOBY
                                      ----------------------------------------
                                      David Jacoby, Vice President
Dated: December 26, 2002




















































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